UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 2, 2000



                          THERMACELL TECHNOLOGIES, INC.
                          ----------------------------
            (Exact name of registrant as specified in its character)



     Florida                            0-21279                     59-3223708
----------------------------            -------                     ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


      440 Fentress Blvd., Daytona Beach, FL.                      32114
      -------------------------------------                       -----
     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number (including area code): (904) 253-6262

ITEM 4. CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

The company was formally advised in writing on April 25, 2000, that its independent certified public accountant firm, Cherry Bekaert & Holland, L.L.P. was terminating its relationship. The accountants' report on the company's audited financial statements for the previous two years ended September 30, 1999 and 1998 included limitations based on the assumption that the company would continue as a going concern. Other than the uncertainty inherent in the going concern assumption, such financial statements did not contain an adverse opinion or a disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles. Further, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of the accountants, would have caused the accountants to make reference to a disagreement in connection with their reports during the two most recent fiscal years and the subsequent interim period through December 31, 1999. No "reportable event", as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the two most recent fiscal years and the subsequent interim period through December 31, 1999. The company did not make any decision to change accountants. A copy of the accountant's letter appears as an exhibit.

The Registrant's board of directors approved the appointment of Pender Newkirk & Company as the successor independent accountants to Cherry Bekaert & Holland.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                THERMACELL TECHNOLOGIES,INC.

DATE: May 2, 2000

                                BY: /s/ Gerald Couture
                                ------------------
                                Gerald Couture,  Vice President Finance






EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION
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16      Accountant's Letter dated May 2, 2000.